United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 13, 2022

Date of Report (Date of earliest event reported)

Prime Number Acquisition I Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-419394	86-2378484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1129 Northern Blvd, Suite 404 Manhasset, NY	11030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 347-329-1575

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A Common Stock, on-half of one Warrant and one Right	PNACU	The Nasdaq Stock Market LLC

Class A Common Stock, par value $0.0001 per share	PNAC	The Nasdaq Stock Market LLC

Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50	PNACW	The Nasdaq Stock Market LLC

Rights, each right exchangeable for on-eighth (1/8) of one share of Class A Common Stock at the closing of a business combination	PNACR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 13, 2022, the Board of Directors of Prime Number Acquisition I Corp., a Delaware corporation (the “Company” or “we,” “us”) created the officer position Chief Operating Officer pursuant to Section 6.3 the Company’s bylaws. The Chief Operating Officer reports directly to the Chief Executive Officer and has such authority as delegated by the Chief Executive Officer. The same day, the Board of Directors appointed Mr. Jeff Cheong to serve as our Chief Operating Officer, effectively immediately.

For more information on the information of the Appointment, refer to Item 5.02 of this Current Report on Form 8-K.

In connection with the IPO, the Board of Directors authorized the Company to enter into an Indemnity Agreement with Mr. Cheong. The Company and Mr. Cheong consented to and executed the Indemnity Agreement, on July 13, 2022. A copy of the Indemnity Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

Appointment of Chief Operating Officer

On July 13, 2022, the Board of Directors of Prime Number Acquisition I Corp., a Delaware corporation (the “Company” or “we,” “us”) created the officer position Chief Operating Officer pursuant to Section 6.3 the Company’s bylaws. The Chief Operating Officer reports directly to the Chief Executive Officer and has such authority as delegated by the Chief Executive Officer. The same day, the Board of Directors appointed Mr. Jeff Cheong to serve as our Chief Operating Officer, effectively immediately.

Mr. Weixiong (Jeff) Cheong has over 15 years of experience in private and public capital markets. Since January 2022, Mr. Cheong has served as the Chief Operating Officer for Blue World Acquisition Corporation (Nasdaq: BWA, “Blue World”), a special purpose acquisition company. Previously, between November 2015 and March 2022, Mr. Cheong has served as a director at Fortune Asia Long Short Fund, an investment fund. Since November 2011, Mr. Cheong has served as a director at Longfor Pte Ltd., a real estate developer in Singapore. Since August 2009, Mr. Cheong has served as the chief executive officer at Sinjia Land Ltd. (SGX: 5HH), a property development and hospitality management company. From April 2014 to May 2020, Mr. Cheong served as the chairman at CapAllianz Holdings Ltd (former name CWX Global Ltd) (SGX: 594), a company focusing on investment and oil exploration business. Mr. Cheong received a Master’s degree of business administration at Singapore Management University in June 2017. He also has passed the exam of Capital Markets and Financial Advisory Services (“CMFAS”) in Module 1 (December 2003), Module 4A (Rules and Regulations for Advising on Corporate Finance, June 2005), Module 5 (Rules And Regulations for Financial Advisory Services, January 2004), Module 6 (January 2004), and Module 8 (Collective Investment Schemes, February 2004). Mr. Cheong completed the program of Executive Skills for Board Members in Challenging Times in 2011 and obtained SMU-SID Executive Certificates in Directorship in 2012 at Singapore Management University.

Mr. Cheong will not receive any compensation for his position. Mr. Cheong has fiduciary duties to Blue World which may complete with us for business combination opportunities. Mr. Cheong, in his capability as an officer for Blue World, may choose to present potential business combinations to Blue World before he presents such opportunities to us. Our amended and restated certificate of incorporation provides that we renounce our interest in any corporate opportunity offered to any director or officer unless such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of our company and such opportunity is one we are legally and contractually permitted to undertake and would otherwise be reasonable for us to pursue.

Mr. Cheong does not hold any other positions with us and is not related to any of our directors or officers. Further, Mr. Cheong is not a related person, promoter, or control person as defined in Regulation 404(a), except that he is an affiliate of DBG Global Limited, a member of Prime Number Acquisition LLC, a sponsor of the Company.

In connection with Mr. Cheong’s appointment, a press release issued by the Company on July 14 announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Indemnity Agreement
99.1	Press Release dated July 13, 2022
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Prime Number Acquisition I Corp.

Date: July 14, 2022	By:	/s/ Dongfeng Wang
Name: Dongfeng Wang
Title: Chief Executive Officer